Exhibit 28 (j) (2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated April 30, 2026, and each included in this Post-Effective Amendment No. 31 to the Registration Statement (Form N-1A, File No. 333-258934) of Federated Hermes ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated April 23, 2026, with respect to the financial statements and financial highlights of Federated Hermes Short Duration High Yield ETF and Federated Hermes MDT Small Cap Core ETF (two of the portfolios constituting Federated Hermes ETF Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended February 28, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 23, 2026